SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    November 3, 2003

PROVIDENT BANKSHARES CORPORATION

(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation)	0-16421 (Commission File Number)	52-1518642 (IRS Employer Identification No.)

114 East Lexington Street, Baltimore, Maryland 21202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (410) 277-7000

Not Applicable

(Former name or former address, if changed since last report)

Item 5.    Other Events and Regulation FD Disclosure

On November 3, 2003, Provident Bankshares Corporation, a Maryland corporation (“Provident Bankshares”), the parent company of Provident Bank, and Southern Financial Bancorp, Inc., a Virginia corporation (“Southern Financial”), the parent company of Southern Financial Bank, entered into an Agreement and Plan of Reorganization (the “Agreement”) pursuant to which Southern Financial will merge with and into Provident Bankshares. Concurrent with the merger, it is expected that Southern Financial Bank will merge with and into Provident Bank.

Under the terms of the Agreement, Southern Financial shareholders will receive 1.0875 shares of Provident Bankshares common stock and $11.125 in cash for each Southern Financial share held. The transaction is subject to several conditions, including the receipt of regulatory approvals and shareholder approval. The merger is currently expected to be completed in the second quarter of 2004.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

Item 7.    Financial Statements and Exhibits

Exhibit 2.1	Agreement and Plan of Reorganization, dated November 3, 2003, by and between Provident Bankshares Corporation and Southern Financial Bancorp, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVIDENT BANKSHARES CORPORATION

By:	/s/ KEVIN G. BYRNES

Kevin G. Byrnes President and Chief Operating Officer

Date: November 3, 2003

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Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization, dated November 3, 2003, by and between Provident Bankshares Corporation and Southern Financial Bancorp, Inc.

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